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                                                                       Exhibit 1

                             JOINT FILING AGREEMENT

         In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing on behalf of each of them of a Statement on Schedule 13D (including any amendments thereto) with respect to the common stock, par value $0.001 per share, of Frisby Technologies, Inc., a Delaware corporation. The undersigned further consent and agree to the inclusion of this Agreement as an Exhibit to such Schedule 13D. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the undersigned have executed this agreement as of the 26th day of November, 2001.

                            FINPART INTERNATIONAL S.A.


                            By:
                               ----------------------------------------
                            Title: Managing Director

                            FIN.PART S.p.A.


                            By:
                               ----------------------------------------
                            Title: Managing Director

                            GIANLUIGI FACCHINI


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